UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2011 (September 22, 2011)

Cyberonics, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-19806	76-0236465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cyberonics Blvd., Houston, Texas 77058
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 281-228-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Cyberonics, Inc. (the “Company”) held its annual meeting of stockholders (“Annual Meeting”) at its offices in Houston, Texas on Thursday, September 22, 2011.  At the Annual Meeting, stockholders were asked to vote on four proposals: (1) the election of seven directors to serve for the following year and until their successors are duly elected; (2) the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 27, 2012; (3) an advisory vote on the compensation of the Company’s named executive officers; and (4) an advisory vote on the frequency of future advisory votes on executive compensation.  The final results of the stockholder votes on the four proposals are as set forth below.

Proposal for the election of directors:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Guy C. Jackson	19,013,165	2,421,700	4,874,341
Joseph E. Laptewicz, Jr.	20,772,985	661,880	4,874,341
Daniel J. Moore	20,673,142	761,723	4,874,341
Hugh M. Morrison	21,262,875	171,990	4,874,341
Alfred J. Novak	21,256,783	178,082	4,874,341
Arthur L. Rosenthal, Ph.D.	20,781,010	653,855	4,874,341
Jon T. Tremmel	20,782,410	652,455	4,874,341

Proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 27, 2012:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

25,580,839	621,870	106,497	0

Proposal for an advisory vote on compensation of the Company’s named executive officers:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

19,777,056	1,546,068	111,741	4,874,341

Proposal for an advisory vote on the frequency of future advisory votes on executive compensation:

3 Years	2 Years	1 Year	Votes Abstained	Broker Non-Votes

4,774,896	122,896	16,439,305	97,768	4,874,341

The Company’s Board of Directors (“Board”) conducted a meeting on September 22, 2011 immediately following the Annual Meeting.  In light of the voting results with respect to the frequency of future stockholder votes on executive compensation, the Board has decided that the Company will hold an annual advisory vote on the compensation of its named executive officers at least until the next vote on the frequency of future stockholder votes on the compensation of executives. The Company is required to hold votes on frequency at least once every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

By: /s/ David S. Wise
Name: David S. Wise
Title: Secretary
September 26, 2011